EXHIBIT 3.1.1


                                    DELAWARE                              Page 1
                                 _______________

                                 THE FIRST STATE


     I, Harriet Smith Windsor, Secretary of State of the State of Delaware, do hereby certify the attached is a true and correct copy of the Certificate of Incorporation of "Medivisor, Inc.", filed in this office on the fifteenth day of January, A.D. 2002, at 12:30 O'clock P.M.

     A filed copy of this Certificate has been forwarded to the New Castle County Recorder of deeds.


















[Secretary's Office Seal Appears Here]

                                       /s/ HARRIET SMITH WINDSOR
                                       _________________________________________
                                       Harriet Smith Windsor, Secretary of State

3480108 8100                           Authentication: 1559633
020027111                              Date: 01-15-02

                          CERTIFICATE OF INCORPORATION
                                       OF
                                 MEDIVISOR, INC.


1.   The name of the corporation is MEDIVISOR, INC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, zip code 19801. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the Corporation shall have authority to issue is three thousand (3,000), of which stock two thousand (2,000) shares of the par value of One Cent ($.01) each amounting in the aggregate to Twenty Dollars ($20), shall be Common Stock and one thousand (1,000) shares of the par value of One Cent ($.01) each, amounting in the aggregate to Ten Dollars ($10), shall be Preferred Stock.

     The powers, preferences and rights, and the qualifications, limitations and restrictions of the Corporation's Common Stock and Preferred Stock are as follows:

     (a) holders of the Corporation's Common Stock as a class, have equal ratable rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefore and are entitled upon liquidation of the Corporation to share ratably in the net assets available for distribution, are not redeemable and have no pre-emptive or similar rights; and holders of the Corporation's Common Stock have one non-cumulative vote for each share held of record on all matters to be voted on by the Corporation stockholders.

     (b) the shares of Preferred Stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors. The Board of Directors is hereby expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of Preferred Stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.

5.   The Corporation is to have perpetual existence.

6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

7. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

8. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, directors or any other person herein are granted subject to this reservation.

9. No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware Corporation Law. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

10. The Corporation elects not to be governed by Section 203 of the Delaware General Corporation Law.

11.  The name and mailing address of the incorporator is:

          Robert Perez
          Gusrae, Kaplan & Bruno, PLLC
          120 Wall Street, 11th Floor
          New York, New York 10005

     I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 15th day of January, 2002.



                                                /s/ ROBERT PEREZ
                                                __________________________
                                                Robert Perez, Incorporator

                                    DELAWARE                              Page 1
                                 _______________

                                 THE FIRST STATE



     I, Harriet Smith Windsor, Secretary of State of the State of Delaware, do hereby certify the attached is a true and correct copy of the Certificate of Amendment of "Medivisor, Inc.", filed in this office on the seventeenth day of December, A.D. 2004, at 11:00 o'clock A.M.

     A filed copy of this Certificate has been forwarded to the New Castle County Recorder of deeds.


















[Secretary's Office Seal Appears Here]

                                       /s/ HARRIET SMITH WINDSOR
                                       _________________________________________
                                       Harriet Smith Windsor, Secretary of State

3480108 8100                           Authentication: 3591164
040919795                              Date: 01-03-05

                                                               State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                   Delivered 11:00 AM 12/17/2004
                                                       FILED 11:00 AM 12/17/2004
                                                    SRV 040919795 - 3480108 FILE


                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION


The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of MEDIVISOR, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Four (4)" so that, as amended, said Article shall be and read as follows:

See Attached.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 13th day of October, 2004.



                                                  By: /s/ PRUDENCE FERRONE
                                                      ____________________
                                                      Prudence Ferrone
                                                      Authorized Officer

                                                      Title: Secretary
                                                             ___________________

                                                      Name: Prudence Ferrone
                                                            ____________________
                                                            Print or Type

                       ATTACHMENT TO THE STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION


The total number of shares of stock which the corporation shall have the authority to issue is twenty five million (25,000,000), of which stock twenty million (20,000,000) shares of the par value of one tenth of one cent ($0.001) each, amounting in the aggregate to twenty thousand dollars ($20,000.00), shall be common stock and five million (5,000,000) of the par value of one tenth of one cent ($.001) each, amounting in the aggregate to five thousand dollars ($5,000.00), shall be preferred stock.

     The powers, preferences and rights, and the qualifications, limitations and restrictions of the corporation's common stock and preferred stock are as follows:

     (a) holders of the corporation's common stock as a class, have equal ratable rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefore and are entitled upon liquidation of the corporation to share ratable in the net assets available for distribution, are not redeemable, and have no pre-emptive or similar rights; and holders of the corporate common stock have one non-cumulative vote for each share held of record on all matters to be voted on by the corporation's stockholders.

     (b) the shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors. The Board of Director is hereby expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuance of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations and restrictions thereof, of each such series to the full extent now and hereafter permitted by the laws of the State of Delaware.

                                    DELAWARE                              Page 1
                                 _______________

                                 THE FIRST STATE


     I, Harriet Smith Windsor, Secretary of State of the State of Delaware, do hereby certify the attached is a true and correct copy of the Certificate of Amendment of "Medivisor, Inc.", filed in this office on the twenty-eighth day of January, A.D. 2008, at 11:58 o'clock A.M.


















[Secretary's Office Seal Appears Here]

                                       /s/ HARRIET SMITH WINDSOR
                                       _________________________________________
                                       Harriet Smith Windsor, Secretary of State

3480108 8100                           Authentication: 6413810
080246125                              Date: 02-28-08

You may verify this certificate online
At corp. Delaware.gov/authver.shtml

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION


The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of MEDIVISOR, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Four" so that, as amended, said Article shall be and read as follows:

See attached Exhibit A Amendment to Articles of Incorporation increasing authorized capital.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 12th day of December, 2007.



                                                By: /s/ CANDIDO DINO LUZZI
                                                __________________________
                                                Candido Dino Luzzi
                                                Authorized Officer
                                                Title: CEO
                                                       _________________________
                                                Name: Candido Dino Luzzi
                                                      __________________________
                                                      Print or Type


State of Delaware
Secretary of State
Division of Corporations
Delivered 11:58 AM 01/28/2008
FILED 11:58 AM 01/28/2008
SRV 080088372 - 3480108 FILE

                      ATTACHMENT A TO THE STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION


4. The total number of shares of stock which the corporation shall have the authority to issue is One Hundred Fifty Million (150,000,000), of which One Hundred Million (100,000,000) shares of the par value $0.001 stock shall be common stock and Fifty Million (50,000,000) of the par value $0.001 shall be preferred stock.

     The powers, preferences and rights, and the qualifications, limitations and restrictions of the corporation's common stock and preferred stock are as follows:

     (a) holders of the corporation's common stock as a class have equal ratable rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefore and are entitled upon liquidation of the corporation to share ratable in the net assets available for distribution, are not redeemable, and have no pre-emptive or similar rights; and holders of the corporate common stock have one non-cumulative vote for each share held of record on all matters to be voted on by the corporation's stockholders.

     (b) the shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such preferred stock adopted from time to time by the Board of Directors. The Board of Director is hereby expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuance of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations and restrictions thereof, of each such series to the full extent now and hereafter permitted by the laws of the State of Delaware.